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                                                                EXHIBIT:15

                                                                October 19, 2000



                           Accountants' Acknowledgment



        We acknowledge the incorporation by reference in the Registration Statements (Form S-8 No. 333-08833, No. 33-78340 and No. 333-41379 and No.
333-45524) of OptimumCare Corporation of our report dated October 19, 2000 with respect to the condensed consolidated financial statements of OptimumCare Corporation which appears on page 3 of this Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.





                                      /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                      A Professional Accountancy Corporation
                                      Newport Beach, California



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